UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2013

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a letter dated February 23, 2013, four current directors of Gleacher & Company, Inc. (the “Company”), Henry S. Bienen,  Robert A. Gerard, Bruce Rohde and Robert S. Yingling, informed the Company that they do not intend to stand for re-election at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be on May 23, 2013.  The letter also stated that, should the situation change in the interim, they may be willing to reconsider their decision not to stand.  The directors’ decision not to stand for re-election was not the result of any disagreement with the Company relating to the Company’s operations,  policies or practices.

In a letter dated May 9, 2013, Messrs. Bienen, Gerard, Rohde and Yingling confirmed to the Company their intent to resign as directors of the Company on May 23, 2013, the date of the Annual Meeting.  The letter stated that, in light of statements by the Company’s principal stockholder that it continues to be open to the possibility of voting for these directors to remain on the Board should they reconsider their decision and stand for election, so that this issue can be finally put to rest and for the purpose of providing clarity to the Company, these directors informed the Company that they intend to resign as directors of the Company on May 23, 2013.  The directors’ decision to resign effective May 23, 2013 was not the result of any disagreement with the Company relating to the Company’s operations,  policies or practices.

The May 9, 2013 letter described above, together with its attachments, is included as an exhibit hereto as requested by the directors named above.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

99.1 - Letter dated May 9, 2013 to Gleacher & Company, Inc. from Henry S. Bienen,  Robert A. Gerard, Bruce Rohde and Robert S. Yingling.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

By:	/s/ Thomas J. Hughes
Name:	Thomas J. Hughes
Title:	Chief Executive Officer

Dated:  May 15, 2013

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